Exhibit 99.1

Fulton Financial Corporation © 2026 Fulton Financial Corporation. All rights reserved. Fixed Income Presentation Data as of or for the period ended March 31, 2026, unless otherwise noted

© 2026 Fulton Financial Corporation. All rights reserved. Forward Looking Statements & Non-GAAP Disclaimers As used in this presentation, the terms “Fulton", "the Company", "registrant", "we", "us", and "our" mean Fulton Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company’s predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies, federal reserve projected actions, or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expression or the negative version of such expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including, but not limited to, volatile market conditions and uncertain economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including potential recessionary and other unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, trade, monetary and fiscal policies, interest rates, supply chain issues, inflation, economic growth, the uncertain effects of geopolitical instability, armed conflicts, public health crises, inflation, interest rates and actions taken in response thereto on our business, results of operations, capital and liquidity, the possibility that revenue or expense synergies and other expected benefits of the Company's acquisition ("the Transaction") of Blue Foundry Bancorp ("Blue Foundry"), including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of Blue Foundry into the Company or as a result of the strength of the economy, competitive factors in the areas where the Company and Blue Foundry do business, or as a result of other unexpected factors or events; reputational risks and potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Transaction; diversion of management’s attention and time from ongoing business operations and other opportunities on matters relating to the Transaction; unanticipated challenges or delays in the integration of Blue Foundry’s business into the Company's business and/or the conversion of Blue Foundry’s operating systems and customer data onto the Company’s, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company’s Form 10-K for the year ended December 31, 2025 and other documents filed by the Company with the Securities and Exchange Commission (“SEC”) from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. 2 Forward Looking Statements: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes these non-GAAP financial measures are useful measures for management and investors to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. You should not rely on these non-GAAP financial measures as a substitute for, or as superior to, GAAP results. Non-GAAP financial measures have inherent limitations, are not uniformly applied and are not audited. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix. Non-GAAP Financial Measures: This presentation has been prepared by the Company solely for informational purposes and information contained herein constitutes confidential information and is provided to you on the condition that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it to any third party in whole or in part without the prior written consent of the Company. This presentation is not an offer to sell securities and the Company is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted. Neither the SEC, Federal Deposit Insurance Corporation, nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. The Company has filed a shelf registration statement (including a base prospectus) (File No. 333-289488) with the SEC. Any offering of securities will be made only of a prospectus supplement and accompanying prospectus filed with the SEC. In the event the Company proceeds with an offering, before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and any such offering. You may access these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by contacting Piper Sandler & Co. toll-free at 866-805-4128 or emailing fsg-dcm@psc.com or by calling J.P. Morgan Securities LLC at 212-834-4533. Certain information contained in this presentation related to or is based on publications and other data obtained from third party sources. While the Company believes these third party sources to be reliable as of the date of this presentation, the Company has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third party sources. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Disclaimer: Preliminary Financial Information This presentation includes certain preliminary unaudited financial information and expectations relating to the first quarter of 2026. Our full unaudited financial statements as of and for the three months ended March 31, 2026 are not yet available. In the opinion of management, such unaudited financial information includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position and results of operations for such period. These results are also subject to further revision based upon the review of our independent auditors of such quarterly results and an audit by our independent auditors of our annual results for the year ended December 31, 2026. Therefore, no assurance can be given that, upon completion of our review and the review of our independent auditors, we will not report materially different financial results than those set forth in this presentation. We cannot assure you that such results will be indicative of our results for the entire year ending December 31, 2026. Further, although this presentation describes the current estimated impact of our potential use of a portion of the proceeds from this offering, any such actions will depend on a number of factors, including market conditions and business developments. We are not required to apply any portion of the net proceeds of this offering for any particular purpose, and our management will have broad discretion in allocating the net proceeds of the offering. We do not intend to update or otherwise revise these expected events and estimates to reflect future events or changes in estimates and do not intend to disclose publicly whether our actual results will vary from our estimates other than through the release of actual results in the ordinary course of business. No independent public accounting firm has compiled, examined or performed any procedures with respect to the anticipated financial information contained above, nor have they expressed any opinion or other form of assurance on such information or its achievability. These estimates should not be regarded as a representation by us, our management or the underwriters as to our actual results for the first quarter. The assumptions and estimates underlying the estimated financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties, including those described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our SEC filings. Accordingly, you should not place undue reliance on these estimates.

© 2026 Fulton Financial Corporation. All rights reserved.

A Growing and Well-Positioned Franchise

- $32 billion in assets, approximately 200 financial centers, 200 commercial sales professionals, 100 mortgage loan officers, and more than 3,300 team members operating in a customer-dense Mid-Atlantic market(1)
- Market capitalization of ~$3.9 billion(2)
- Current valuation(2) of 10.5x TTM diluted EPS of $2.10 and 1.2x BV (1.5x TBV (3))
- Steady increase in shareholder value with a five-year TBV per share CAGR since Q1 ‘21, excluding AOCI(3), of 7.2%
- Ten-year CAGR in common dividends of 7.8% (4)
- 3.46% dividend yield(4)
- $126 million remaining of a $150 million share repurchase authorization(5)
- Fulton completed the acquisition of Blue Foundry on April 1, 2026. Blue Foundry’s total assets as of March 31, 2026 were $2.1 billion


Map does not include Blue Foundry locations
PENNSYLVANIA
NEW JERSEY
MARYLAND
DE
VIRGINIA

(1) As of March 31, 2026. (2) Based on shares outstanding of 178.8 million and closing price of $21.99 as of April 17, 2026. (3) As of March 31, 2026, TBV per share was $15.12. TBV and TBV per share are non-GAAP financial measures. Please refer to the reconciliation on the slides titled “Non-GAAP Reconciliation” at the end of this presentation. (4) Based on current quarterly common dividend of $0.19 per share and closing stock price of $21.62 per share as of April 13, 2026, the future payment of dividends is not guaranteed and is subject to various factors, including approval by the Company’s board of directors (“the board”) and any applicable regulatory approvals. (5) Authorization expires January 31, 2027. Up to $25 million of the $150 million authorization may be used to repurchase the Company’s preferred stock or outstanding subordinated notes. Future repurchases of securities are at the sole discretion of the board and there is no guarantee any repurchases of shares will occur even with an authorized amount for repurchases.

FULTON FINANCIAL CORPORATION
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© 2026 Fulton Financial Corporation. All rights reserved.

A Balanced Business Model Delivering Strong Returns

Premier Franchise that Provides Expanding and Innovative Solutions	• A full-service commercial bank with robust treasury services, payment technology solutions, wealth management and full-service mortgage company • Ongoing investment in technology, digitally enabling a growing customer base • Serving a diversified, dense and economically stable market • Room to grow in existing markets and continue to penetrate both organically and inorganically
Robust Combination of Diversified Business Lines and Fee Income Businesses	• Non-interest income as a percentage of revenue of approximately 21% as of March 31, 2026 • Wealth management accounts for approximately 1/3 of total non-interest income, delivering a 9% 5-year TTM CAGR since Q1 ‘21, AUM/AUA of $17.1 billion and over 85% in recurring income as of March 31, 2026 • Commercial banking businesses representing approximately 1/3 of total non-interest income as of March 31, 2026 • Fulton Mortgage Company caters to the new home purchase business with the ability to leverage refinance activity into gain on sale revenue
Dynamic Growth Strategy Blending an Organic Engine with Inorganic Opportunities	• Organic growth strategy supplemented by inorganic, in-market opportunities • Low bank-level CRE concentration (190%) as of March 31, 2026 when historically compared to peers(1) • Reduced financial center infrastructure over the last ten years, driving average deposits per financial center over $100 million • Completed $4.8 billion transaction in 2024, $930.6 million acquisition in 2022, acquired five wealth management firms since 2018, and effective April 1, 2026, closed the Blue Foundry acquisition(2) • Operate in a target-rich market with over 40 in-market banking institutions that fit our M&A criteria and strategy
Attractive Risk-Adjusted Profitability and Returns	• 1Q26 operating diluted EPS of $0.55(3) • Operating ROAA of 1.30%(3) in 1Q26 compared to 1.27%(3) in 4Q25 • 1Q26 operating ROATCE of 14.76%(3) compared to 14.86%(3) in 4Q25 • Efficiency ratio of 56.7%(3) and 60.0%(3) in 1Q26 and 4Q25, respectively • 1Q26 NCOs to average loans (annualized) of 25 bps; ACL to loans of 1.51% in addition to on-balance sheet purchase accounting marks

(1) For a list of peers please see page 37 of the Company’s proxy statement dated April 1, 2026.
(2) Blue Foundry’s total assets as of March 31, 2026 were $2.1 billion.
(3) Non-GAAP financial measure. Please refer to the reconciliation on the slides titled “Non-GAAP Reconciliation” at the end of this presentation.

FULTON FINANCIAL CORPORATION
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© 2026 Fulton Financial Corporation. All rights reserved.

Robust and Scalable Product Suite

- Commercial Banking
- Consumer Banking
- Business Banking
- Treasury Management
- Wealth and Trust
- International Services
- Capital Markets
- Mortgage Banking

ROBUST PRODUCTS AND SERVICES

INDUSTRY-LEADING TECHNOLOGY PLATFORMS

NIMBLE COMPETITIVE POSITION

Well positioned to compete in and serve our market

- Significant technology spend over the past six years
- Focus on digital enablement as a driver of growth, efficiency and service

FULTON FINANCIAL CORPORATION 5

© 2026 Fulton Financial Corporation. All rights reserved. A Community Bank Strategy, Operating on a Regional Scale 6 Execution of our Strategic Objectives has provided us with long-term growth in customers, exceptional customer experience and enhanced operational metrics, delivering results to our stakeholders Our Differentiator: Customer Intimacy

© 2026 Fulton Financial Corporation. All rights reserved.

Well Positioned in Attractive and Stable Markets

MSA	Fulton Financial Corporation				Market Total				
	Market Rank	FULT Total Branches 2025	FULT Total Deposits 2025 ($000)	FULT Total Deposit Market Share 2025 (%)	Branches #(1)	Total Deposits ($000)	Median Household Income 2026 ($)(1)	5-yr Cumulative Proj. Household Income Growth 2026-2031 (%)(1)	5-yr Cumulative Proj. Population Growth 2026-2031 (%) (1)
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	10	71	8,441,061	1.30	1,370	648,073,691	95,664	10.8	1.31
Lancaster, PA	1	20	5,016,989	28.40	153	17,665,841	87,966	8.4	1.34
New York-Newark-Jersey City, NY-NJ	83	38	3,289,658	0.08	4,251	3,959,534,441	105,148	11.4	1.21
Allentown-Bethlehem-Easton, PA-NJ	4	15	1,962,110	8.80	193	22,289,558	89,496	11.3	2.32
Baltimore-Columbia-Towson, MD	11	13	1,214,918	1.19	522	101,739,695	102,689	9.6	0.29
York-Hanover, PA	3	7	1,190,576	12.49	90	9,534,965	87,779	8.5	2.90
Lebanon, PA	1	6	1,093,264	34.31	31	3,186,332	87,255	13.5	1.02
Harrisburg-Carlisle, PA	6	6	1,012,075	5.02	140	20,154,811	87,082	10.8	3.08
Reading, PA	6	7	830,930	3.92	91	21,180,952	82,588	10.2	2.13
Hagerstown-Martinsburg, MD-WV	3	4	629,938	11.04	70	5,706,649	83,522	12.7	4.97
Top 10 Fulton Financial Corporation MSAs(2)		***187***	***24,681,519***	***0.51***	***6,911***	***4,809,066,935***	***93,364(3)***	***10.4(3)***	***1.6(3)***
Total Franchise		***226***	***27,835,340***	***0.52***	***9,046***	***5,370,637,600***	***92,869(3)***	***10.3(3)***	***1.7(3)***

(1) Demographic data as of April 14, 2026.
(2) Top 10 Company MSAs ranked by total deposits, descending. (3) Top 10 and total franchise projected household income growth and projected population growth reflects weighted average based on deposits.
Note: Deposit market share data as of June 30, 2025 annual FDIC survey.
Source: S&P Capital IQ Pro.

FULTON FINANCIAL CORPORATION

7

© 2026 Fulton Financial Corporation. All rights reserved. Deep Executive Bench Providing Continuity at Fulton 8 Name Position Years at Fulton Years in Financial Services Curt Myers Chairman, CEO & President 35 35 Rick Kraemer Chief Financial Officer 1 25 Meg Mueller Chief Credit Executive 29 39 Andy Fiol Chief Banking Officer 8 23 Atul Malhotra Chief Risk Officer 10 24 Kevin Gremer Chief Operatings and Technology Officer 1 28 John Glover Head of Commercial Banking 19 28 Josephine Mauriello Head of Consumer and Small Business 18 42

© 2026 Fulton Financial Corporation. All rights reserved. 1Q264Q251Q264Q25Net Income Available to Common Shareholders (dollars in millions)$92.2$96.4$99.7$99.4ROAA (annualized)1.20%1.23%1.30%1.27%ROATCE (annualized)----14.76%14.86%Efficiency Ratio ----56.7%60.0%Non-Interest Expense / Total Average Assets (annualized)2.54%2.64%2.42%2.53%Diluted EPS$0.51$0.53$0.55$0.55Operating PPNR ----$141.0$131.8Operating PPNR / Average Assets ----1.79%1.64%GAAP ReportedOperating(1) First Quarter 2026 Financial Highlights 9 Focus: •Strong Balance Sheet and Liquidity •Benefits Realization from Strategic Initiatives •Ongoing Commitment to Organizational Efficiency Productivity: •Disciplined and Profitable Growth •Solid Operating Profitability Metrics •Operating Net Income Available to Common Shareholders(1) of $99.7 million or $0.55 per Diluted Share (1) (1) All operating figures represent Non-GAAP financial data. Please refer to the reconciliations on the slides titled “Non-GAAP Reconciliation” at the end of this presentation. Note: Dashes represent Non-GAAP data that is not applicable to the GAAP Reported table.

© 2026 Fulton Financial Corporation. All rights reserved. 9.9%10.0%10.3%10.8%11.8%11.9%202120222023202420252026Q184.9%98.2%99.1%92.0%90.8%90.7%202120222023202420252026Q17.8%6.9%7.4%7.5%8.5%8.6%202120222023202420252026Q1 Consistent Balance Sheet Growth 10 Total Assets ($B) Total Deposits ($B) Gross Loans HFI ($B)$25.8$26.9$27.6$32.1$32.132.2(2)202120222023202420252026Q1 CET1 Ratio$21.6 $20.6 $21.5 $26.1 $26.6 $26.8 202120222023202420252026Q1$18.3 $20.3 $21.4 $24.0 $24.1 $24.3 202120222023202420252026Q1 Loan / Deposit Ratio Tang. Common Equity / Tang. Assets(3) (1) (1) Denotes FDIC-assisted transaction. (2) Total assets not shown pro forma for acquisition of Blue Foundry which was completed on April 1, 2026. Blue Foundry’s total assets as of March 31, 2026 were $2.1 billion. (3) Non-GAAP financial measure. Please refer to the reconciliations on the slides titled “Non-GAAP Reconciliation” at the end of this presentation.

© 2026 Fulton Financial Corporation. All rights reserved. Net Interest Income 11 •NIM was 3.58% in the first quarter of 2026, decreasing one bps compared to the fourth quarter of 2025. •Loan yield of 5.70% decreased 12 bps during the first quarter of 2026 compared to the fourth quarter of 2025. •Total cost of deposits was 1.78% in the first quarter of 2026, an eight bps decrease compared to the fourth quarter of 2025. Average Interest-Earning Assets and Yields Highlights Average Deposits and Borrowings & Other, Cost of Deposits and Cost of Funds NII(1) and NIM (millions) (billions) (billions) (1) NII on a non-FTE basis using a 21% federal tax rate and statutory interest expense disallowances.

© 2026 Fulton Financial Corporation. All rights reserved. Non-Interest Income Remains a Key Revenue Source at Over 20% of Total Revenue 12 Wealth Management AUM/AUA in excess of $17 billion as of March 31, 2026 Robust Commercial Fee Income Businesses Consistent Consumer Fees Three months ended 3/31/26 Three months ended 3/31/26 Total Revenue Non-Interest Income Diversified Non-Interest Income in Complementary Businesses Wealth management$24,496$23,879$22,639$22,281$21,785$617Commercial banking22,80624,11323,16523,43121,329(1,307)Consumer banking14,17615,44215,17414,52813,068(1,266)Mortgage banking3,9553,6363,7113,9913,138319Other4,4082,9105,7184,9177,9141,498Non-interest income before investment securities gains (losses)$69,841$69,980$70,407$69,148$67,234($139)Investment securities gains (losses), net––––(2)–Total Non-Interest Income$69,841$69,980$70,407$69,148$67,232($139) Change Since 4Q251Q26(dollars in thousands)4Q253Q252Q251Q25

© 2026 Fulton Financial Corporation. All rights reserved. Material and Consistent Fee Income, Robust Suite of Commercial and Consumer Services 13 Repeatable Income Stream; Analytics-Based Cross-Sell Opportunity Optimized Account Framework and Exception Process; Multi-Channel Distribution Strategy Robust Back-to-Back Swap Program Serves Commercial Customers Financial Center Network and Loyal Customer Base Drive Consumer Fees Merchant and Card Income Cash Management Capital Markets Consumer Fees Commercial Non-Interest Income Consumer Non-Interest Income(2) (thousands) (thousands) (1) (1) (1) TTM through March 31, 2026 (2) Does not include gain on sale from residential mortgages.

© 2026 Fulton Financial Corporation. All rights reserved. Mature and Growing Wealth Management Businesses, Consistent Non-Interest Income and Diversified Client Base Delivering Solid Results(1) 14 Over 85% Recurring Income Client and Market Aligned Growth $93.3 Million TTM(3) Non-Interest Income represents a CAGR since Q1 ‘21 of 9% Five Wealth Management Acquisitions Since 2018 Organic and Analytics Based Growth Strategy Wealth Management AUM/AUA(2) (billions) (1) Wealth Management revenue does not include NII. (2) AUM and AUA are ending market values for the periods ended December 31, 2020 to March 31, 2026. (3) TTM through March 31, 2026 Wealth Management income.

© 2026 Fulton Financial Corporation. All rights reserved.

Disciplined Management of Non-Interest Expense Drives Earnings

(dollars in thousands)	1Q26	4Q25	3Q25	2Q25	1Q25	Change Since 4Q25
Salaries and employee benefits	$109,917	$121,632	$111,265	$107,123	$103,526	($11,715)
Data processing and software	18,662	19,695	18,535	18,262	18,599	(1,033)
Net occupancy	18,229	17,554	15,954	16,410	18,207	675
Other outside services	12,750	13,105	12,951	12,009	11,837	(355)
Intangible amortization	5,349	5,365	5,368	5,460	6,269	(16)
FDIC insurance	4,249	4,540	5,089	4,951	5,597	(291)
Equipment	3,924	4,001	3,926	4,100	4,150	(77)
Professional fees	2,239	2,088	2,320	2,163	(1,078)	151
Acquisition-related expenses	2,644	802	–	–	380	1,842
Other	22,331	24,204	21,166	22,333	21,973	(1,873)
Total non-interest expense	$200,294	$212,986	$196,574	$192,811	$189,460	($12,692)
Non-GAAP adjustments:						
Less: Intangible amortization	(5,349)	(5,365)	(5,368)	(5,460)	(6,269)	16
Less: Acquisition-related expenses	(2,644)	(802)	–	–	(380)	(1,842)
Less: FDIC special assessment	–	95	–	–	–	(95)
Less: FultonFirst implementation and asset disposals	(1,556)	(2,795)	207	270	47	1,239
Operating non-interest expense[1]	$190,745	$204,119	$191,413	$187,621	$182,858	($13,374)

Highlights

- Salaries and employee benefits expense decreased primarily due to a decrease in incentive compensation expense in the first quarter of 2026

Efficiency Ratio[1]


56.7%
57.1%
56.5%
60.0%
56.7%
1Q25
2Q25
3Q25
4Q25
1Q26

(1) Non-GAAP financial measure. Please refer to the reconciliation on the slides titled "Non-GAAP Reconciliation" at the end of this presentation. With respect to Operating non-interest expense, calculation and reconciliation to GAAP measure is included on this slide.

Fulton Financial Corporation

15

© 2026 Fulton Financial Corporation. All rights reserved. A Diversified Loan Portfolio with Growth in Multiple Categories 16 Loan Mix By Product(1) Highlights • The loan portfolio has grown $5.4 billion since 2020 •A balanced loan mix enhanced by 2022 and 2023 adjustable-rate mortgage growth outpacing other categories •Commercial mortgages remain a stable percentage of the mix Commercial Mortgage Non-Owner Occupied Portfolio 16 (billions) (1) Loan mix by product is based on ending balances for the periods ended December 31, 2020 to March 31, 2026. The C&I category includes Paycheck Protection Program loan growth and forgiveness. The Construction category includes residential and commercial construction loans. The Commercial Mortgage category includes both owner and non-owner occupied loans.

© 2026 Fulton Financial Corporation. All rights reserved. Asset Quality 17 NPAs and NPAs / Assets (1) Provision for Credit Losses ACL(2) / NPLs and ACL / Loans NCOs and NCOs / Average Loans (millions) (millions) (millions) (1) NPAs include accruing loans past due 90 days or more (2) The ACL relates specifically to “Loans, net of unearned income” and does not include reserves related to off-balance sheet credit exposures.

© 2026 Fulton Financial Corporation. All rights reserved. A Deposit Portfolio That Is Granular, Tenured and Diversified With Significant Liquidity Coverage 18 Deposit Mix By Product(1) Highlights(2) • 878,495 deposit accounts •$30,919 average account balance •Average account age of ~ten years •24% net estimated uninsured deposits •281% coverage of net estimated uninsured deposits Q1 ‘26 Deposit Mix By Customer 18 (billions) (1) Deposit mix by product is based on ending balances for the periods ended December 31, 2020 to March 31, 2026. (2) As of March 31, 2026. Estimated uninsured deposits net of collateralized municipal deposits and inter-company deposits.

© 2026 Fulton Financial Corporation. All rights reserved.

Investment Portfolio and Liquidity Review

High-Quality Investment Portfolio Provides Consistent Cash Flows and Borrowing Capacity

AFS Portfolio at Fair Value as of March 31, 2026


Corporate Bonds 6%
Resi. MBS 22%
State & Muni. 24%
$3.3 BN
CMOs 31%
Comm. MBS 17%

HTM Portfolio at Amortized Cost as of March 31, 2026


Resi. MBS 35%
Comm. MBS 53%
$1.4 BN
CMOs 12%

Portfolio Highlights as of March 31, 2026

At March 31, 2026, Fulton's securities portfolio totaled $4.7 Billion:

- $1.4 Billion, or 30%, of held-to-maturity securities
- $3.3 Billion, or 70%, of available for sale securities

Fulton's securities portfolio yielded 3.58% for the quarter ended March 31, 2026

- Investment securities carried at $0.5 billion were pledged as collateral to secure public and trust deposits.
- Reported AOCI improved $49.7 million or 18.2% since Q1 '25

Liquidity Review

Three Months Ended March 31, 2026	Outstanding (thousands)	Avg. Rate (%)	Available (thousands)
Brokered Deposits	$856,823	3.89%	$4,187,657
FHLB advances	221,039	3.99	7,444,443(3)
Federal reserve capacity	--	--	3,708,815
Fed funds lines	--	--	2,576,000
Subordinated debt due 2030(1)	195,000	5.98	--
Subordinated debt due 2035(1)	175,000	3.75	--
Other borrowings(2)	770,395	2.84	--
Total borrowings and brokered deposits	**$2,218,257**	**3.69%(4)**	**$17,916,914**

(1) Subordinated notes exclude unamortized discounts and issuance costs. (2) Includes repurchase agreements, short-term promissory notes, capital leases and collateral liabilities. (3) Shown net of outstanding advances and lines of credit. (4) Represents a weighted average of total borrowings and brokered deposits.

FULTON FINANCIAL CORPORATION
19

© 2026 Fulton Financial Corporation. All rights reserved. Internal Capital Generation Enhancing Capital Ratios(1) 20 (5) (millions) •Increased regulatory capital ratios provide operational and strategic flexibility •Tangible common shareholders’ equity(2) increased from Q4 ‘25 to Q1 ‘26 by $20 million •AOCI of ($222) million at March 31, 2026 •Current common stock dividend of $0.19(3) •$126 million remaining share repurchase authorization in place through January 31, 2027(4) Highlights As of March 31, 2026 (1) Regulatory capital ratios and excess capital amounts as of March 31, 2026 are preliminary estimates. (2) Non-GAAP financial measure. Please refer to the reconciliation on the slides titled “Non-GAAP Reconciliation” at the end of this presentation. (3) The future payment of dividends is not guaranteed and is subject to various factors, including approval by the board. (4) Up to $25 million of the $150 million authorization may be used to repurchase the Corporation’s preferred stock or outstanding subordinated notes. Future repurchases of securities are at the sole discretion of the board and there is no guarantee any repurchases of shares will occur even with an authorized amount for repurchases. (5) Excesses shown are to regulatory minimums, including the 250 bps capital conservation buffer, except for Tier 1 Leverage which is the well-capitalized minimum.

© 2026 Fulton Financial Corporation. All rights reserved.

Historical Double Leverage & Interest Coverage

	For the Twelve Months Ended			Three Months Ended
($ in thousands)	12/31/2023	12/31/2024	12/31/2025	3/31/2026
Double Leverage				
Investments in Subsidiaries	$2,836,602	$3,357,022	$3,582,235	$3,586,880
Total Shareholders' Equity	2,760,139	3,197,325	3,490,447	3,505,283
Double Leverage Ratio	**102.8%**	**105.0%**	**102.6%**	**102.3%**
Interest Coverage				
Total Deposit Interest	$292,205	$521,859	$514,693	$115,805
Borrowing Interest	126,745	100,012	65,834	12,228
Total Interest Expense	418,950	621,871	580,527	128,033
Income Before Income Taxes	$348,721	$344,629	$485,586	$117,128
Interest Coverage (including deposit expense)	**1.83x**	**1.55x**	**1.84x**	**1.91x**
Interest Coverage (excluding deposit expense)	**3.75x**	**4.45x**	**8.38x**	**10.58x**

FULTON FINANCIAL CORPORATION
21

© 2026 Fulton Financial Corporation. All rights reserved. APPENDIX 22

© 2026 Fulton Financial Corporation. All rights reserved.

We Do What is Right - Corporate Social Responsibility

- Our most recent Corporate Social Responsibility Report with key metrics is available at *fultonbank.com/about-fulton-bank*.
- Integrity is fundamental to governance at Fulton. The Company's established Board governance and oversight support management's efforts to build maturity and capability that drives impact.
- The Climate Impact Working Group underscores the Company's commitment to progressing its understanding of, and reporting on, climate-related risks and activities.


FROM VALUES
TO VALUE
2024 Corporate Social Responsibility Report
Fulton Bank

READ THE REPORT

CORPORATE GOVERNANCE

Governance
Core values and guiding behavior lead the Company to demonstrate the highest professional and ethical standards in all business activities.

The Company operates under a robust board- and management-level enterprise risk management structure.

CHANGING LIVES FOR THE BETTER

Employees
The Company is committed to creating a workforce culture that is welcoming, engaging and inclusive.

Customers
Fulton Bank has a proven track record of fair and responsible banking – rated "Outstanding" for Community Reinvestment Act performance.

Community
Employees live and work in the communities we serve and want to see these communities thrive. Through the "Fulton Forward®" initiative, the Company gives back by paying it forward.

PROTECTING THE ENVIRONMENT

Environment
The Company is committed to practicing environmental stewardship in its everyday operations.

Operational measures like waste reduction and smart energy use, as well as financing sustainable projects, are core to these efforts.

FULTON FINANCIAL CORPORATION
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© 2026 Fulton Financial Corporation. All rights reserved. Fixed Rate Asset Repricing(1) Coupled With a Premier Deposit Franchise Drives a Neutral Interest Rate Risk Profile 24 Interest Earning Assets 24 (March 31, 2026) Interest-Bearing Liabilities(3) (March 31, 2026) Variable Rate Loans Non-maturity Deposits Fixed and Adjustable Asset Repricing Schedule (millions) (millions) (millions) (millions) Time Deposits and Borrowings Repricing Schedule (2) (March 31, 2026) (March 31, 2026) (1) “Repricing” includes contractual repricing of adjustable-rate loans, plus estimated cashflows and maturities of fixed rate assets and liabilities assumed within the time frames presented. (2) Other includes non-accrual loan balances, fair value purchase accounting marks and net origination fees and costs. (3) Time Deposits include brokered CDs.

© 2026 Fulton Financial Corporation. All rights reserved. Glossary of Terms 25 Term/Acronym Defined As ACL Allowance for credit losses AOCI Accumulated other comprehensive income AUM Assets under management AUA Assets under administration CAGR Compound annual growth rate CD Certificate of deposit CDI Core deposit intangible CET1 Common equity tier 1 capital CRE Commercial real estate EPS Earnings per share FDIC Federal Deposit Insurance Corporation FTE Fully taxable-equivalent Fulton or the Corporation Fulton Financial Corporation GAAP Generally accepted accounting principles M&A Mergers and acquisitions Term/Acronym Defined As NCO Net charge-off NII Net Interest Income NIM Net interest margin NPA Non-performing asset NPL Non-performing loan PPNR Pre-provision net revenue ROAA Return on average assets ROAE Return on average common shareholders’ equity ROATCE Return on average tangible common equity SEC U.S. Securities and Exchange Commission TBV Tangible book value TCE/TA Tangible common equity / tangible assets TRBC Total risk-based capital TTM Trailing twelve months

© 2026 Fulton Financial Corporation. All rights reserved. NON-GAAP RECONCILIATION 26

© 2026 Fulton Financial Corporation. All rights reserved.

Non-GAAP Reconciliation

(dollars in thousands, except per share data)	Three months ended Mar 31 2026	Three months ended Dec 31 2025
Operating net income available to common shareholders		
Net income available to common shareholders	$ 92,199	$ 96,408
Less: Other[1]	-	(4,989)
Plus: CDI amortization	5,255	5,255
Plus: Acquisition-related expense	2,644	802
Plus: FDIC special assessment	-	(95)
Plus: FultonFirst implementation and asset disposals	1,556	2,795
Less: Tax impact of adjustments	(1,985)	(791)
Operating net income available to common shareholders (numerator)	$ 99,669	$ 99,385
Weighted average shares (diluted) (denominator)	181,665	182,197
Operating earnings per share (diluted)	$ 0.55	$ 0.55

(1) Includes loan recovery adjustments of $5.0 million in the fourth quarter of 2025 reflected in the provision for credit losses related to a loan acquired in the Republic First Bank acquisition.

FULTON FINANCIAL CORPORATION
27

© 2026 Fulton Financial Corporation. All rights reserved.

Non-GAAP Reconciliation

(dollars in thousands)	Mar 31 2026	Dec 31 2025	Dec 31 2024	Dec 31 2023	Dec 31 2022	Dec 31 2021
Tangible Common Shareholders' Equity						
Shareholders equity	$ 3,505,283	$ 3,490,447	$ 3,197,325	$ 2,760,139	$ 2,579,757	$ 2,712,680
Less: Preferred Stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(607,647)	(612,996)	(635,458)	(560,687)	(560,824)	(538,053)
Tangible Common Shareholders' Equity	$ 2,704,758	$ 2,684,573	$ 2,368,989	$ 2,006,574	$ 1,826,055	$ 1,981,749
Tangible Assets						
Total Assets	$ 32,237,438	$ 32,118,400	$ 32,071,810	$ 27,571,915	$ 26,931,702	$ 25,796,398
Less: Goodwill and intangible assets	(607,647)	(612,996)	(635,458)	(560,687)	(560,824)	(538,053)
Tangible Assets	$ 31,629,791	$ 31,505,404	$ 31,436,352	$ 27,011,228	$ 26,370,878	$ 25,258,345
Tangible Common Equity / Tangible Assets	8.6%	8.5%	7.5%	7.4%	6.9%	7.8%

FULTON FINANCIAL CORPORATION
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© 2026 Fulton Financial Corporation. All rights reserved. Three months ended(dollars in thousands)Mar 31Dec 3120262025Operating ROAA(1)Net income94,761$ 98,970$ Less: Other(2)- (4,989) Plus: CDI amortization5,255 5,255 Plus: Acquisition-related expense2,644 802 Plus: FDIC special assessment- (95) Plus: FultonFirst implementation and asset disposals1,556 2,795 Less: Tax impact of adjustments(1,985) (791) Operating net income (numerator)102,231$ 101,947$ Total average assets31,999,228$ 32,013,163$ Less: Average net CDI(54,629) (60,726) Total operating average assets (denominator)31,944,599$ 31,952,437$ Operating ROAA1.30%1.27% Non-GAAP Reconciliation 29 (1) Annualized. (2) Includes loan recovery adjustments of approximately $5.0 million in the fourth quarter of 2025 reflected in the provision for credit losses related to a loan acquired in the Republic First Bank acquisition.

© 2026 Fulton Financial Corporation. All rights reserved.

Non-GAAP Reconciliation

(dollars in thousands)	Three months ended Mar 31 2026	Dec 31 2025
Operating ROATCE[(1)]		
Net income available to common shareholders	$ 92,199	$ 96,408
Less: Other[(2)]	-	(4,989)
Plus: Intangible amortization	5,349	5,365
Plus: Acquisition-related expense	2,644	802
Plus: FDIC special assessment	-	(95)
Plus: FultonFirst implementation and asset disposals	1,556	2,795
Less: Tax impact of adjustments	(2,005)	(814)
Adjusted net income available to common shareholders (numerator)	$ 99,743	$ 99,472
Average shareholders' equity	$ 3,543,911	$ 3,464,539
Less: Average preferred stock	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(610,262)	(615,600)
Average tangible common shareholders' equity (denominator)	$ 2,740,771	$ 2,656,061
Operating ROATCE	14.76%	14.86%

(1) Annualized.
(2) Includes loan recovery adjustments of approximately $5.0 million in the fourth quarter of 2025 reflected in the provision for credit losses related to a loan acquired in the Republic First Bank acquisition.

FULTON FINANCIAL CORPORATION 30

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended(dollars in thousands)Mar 31Dec 3120262025Operating non-interest expense to total average assets(1)Non-interest expense200,294$ 212,986$ Less: Intangible amortization(5,349) (5,365) Less: Acquisition-related expense(2,644) (802) Less: FDIC special assessment- 95 Less: FultonFirst implementation and asset disposals(1,556) (2,795) Operating non-interest expense (numerator)190,745$ 204,119$ Total average assets (denominator)31,999,228$ 32,013,163$ Operating non-interest expense to total average assets2.42%2.53% Non-GAAP Reconciliation 31 (1) Annualized.

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended(dollars in thousands)Mar 31Dec 3120262025Operating PPNR to average assets(1)NII262,023$ 266,042$ Plus: Non-interest income69,841 69,980 Less: Non-interest expense(200,294) (212,985) Plus: Other revenue- 11 Plus: CDI amortization5,255 5,255 Plus: Acquisition-related expense2,644 802 Plus: FDIC special assessment- (95) Plus: FultonFirst implementation and asset disposals1,556 2,795 Operating PPNR (numerator)141,025$ 131,805$ Total average assets31,999,228$ 32,013,163$ Less: Average net core deposit intangible(54,629) (60,726) Average assets (denominator)31,944,599$ 31,952,437$ Operating PPNR to average assets1.79%1.64% Non-GAAP Reconciliation 32 (1) Annualized.

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended(dollars in thousands)Mar 31Dec 31Sep 30Jun 30Mar 3120262025202520252025Efficiency ratioNon-interest expense200,294$ 212,986$ 196,574$ 192,811$ 189,460$ Less: Acquisition-related expense(2,644) (802) - - (380) Less: FDIC special assessment- 95 - - - Less: FultonFirst implementation and asset disposals(1,556) (2,795) 207 270 47 Less: Intangible amortization(5,349) (5,365) (5,368) (5,460) (6,269) Operating non-interest expense (numerator)190,745$ 204,119$ 191,413$ 187,621$ 182,858$ NII262,023$ 266,042$ 264,198$ 254,921$ 251,187$ Plus: Tax equivalent adjustment4,302 4,416 4,436 4,389 4,340 Plus: Total non-interest income69,841 69,980 70,407 69,148 67,232 Plus: Other revenue- 11 (138) (9) (122) Plus: Investment securities (gains) losses, net- - - - 2 Total revenue (denominator)336,166$ 340,449$ 338,903$ 328,449$ 322,639$ Efficiency ratio56.7%60.0%56.5%57.1%56.7% Non-GAAP Reconciliation 33

© 2026 Fulton Financial Corporation. All rights reserved. As of(dollars in thousands)Mar 31Dec 3120262025Tangible common shareholders' equityShareholders' equity3,505,283$ 3,490,447$ Less: Preferred stock(192,878) (192,878) Less: Goodwill and intangible assets(607,647) (612,996) Tangible common shareholders' equity2,704,758$ 2,684,573$ Non-GAAP Reconciliation 34

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended(dollars in thousands, except per share data)Mar 31Mar 3120262021TBV per shareShareholders' equity3,505,283$ 2,629,655$ Less: Preferred stock(192,878) (192,878) Less: Goodwill and intangible assets(607,647) (536,544) Tangible common shareholders' equity (numerator)2,704,758$ 1,900,233$ Shares outstanding, end of period (denominator)178,843 162,517 TBV per share15.12$ 11.69$ Book value per share18.52$ 14.99$ TBV per share excluding AOCIShareholders' equity3,505,283$ 2,629,655$ Less: Preferred stock(192,878) (192,878) Less: Goodwill and intangible assets(607,647) (536,544) Tangible common shareholders' equity2,704,758$ 1,900,233$ Less: AOCI(221,887) 25,838 Tangible common shareholders' equity excluding AOCI2,926,645$ 1,874,395$ Shares outstanding, end of period (denominator)178,843 162,517 TBV per share excluding AOCI16.36$ 11.53$ Non-GAAP Reconciliation 35